Exhibit 10.13

AGREEMENT

THIS AGREEMENT (the “Agreement”) dated March 17, 2010 is made by and between Patio Bahia, Inc., a Florida corporation with an address of  400 S. Pointe Drive, Suite 1704, Miami Beach, Florida, 33139 (“Patio Bahia”) and Marceneria Aracaipe, a corporation formed under the laws of Brazil with offices at Estrada D’Ajuda 1601, Porto Seguro Bahia Brazil (“Manaufacturer”).

RECITALS

WHEREAS, the Manufacturer operates a business involved in the manufacturing of various Brazilian woods products; and

WHEREAS, Patio Bahia desires to use the services of the Manufacturer to manufacture wood furniture products for Patio Bahia according to specifications and designs provided by Patio Bahia.

NOW, THEREFORE, in consideration of the mutual promises and covenants made herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledge, and intending to be legally bound hereby, Patio Bahia and Manufacturer agree as follows:

•	Manufacturer has agreed to manufacture furniture for Patio Bahia according to designs provided by Patio Bahia,
•
Manufacturer will not use Patio Bahia’s furniture designs to manufacture furniture for any person or entity other than Patio Bahia, nor will Manufacturer design or manufacture furniture similar to the designs of the Patio Bahia furniture,

•	Manufacturer will use only Brazilian tropical hardwoods of three types: tatajuba, jatoba and angelim pedra in the manufacture of the Patio Bahia furniture,
•	Approximately 50% to 60% of the wood used in the manufacture of the Patio Bahia furniture will be recycled lumber made from reclaimed wood, with the balance in seasoned new wood,
•	Patio Bahia shall have the right to inspect the wood to be used prior to the manufacture of the Patio Bahia furniture to ensure the quality of the products,
•	Patio Bahia shall have the right to inspect the finished product prior to final payment,
•
Manufacturer will replace any product or part of a product or hardware that breaks within the first year of possession of the product because of craftmanship of the Manufacturer and not from neglect on the part of the buyer of the product, and

•	Manufacturer represents that it is supervised by Instituto Brasileiro do Meio Ambiente e dos Recursos Naturais or "IBAMA"

IN WITNESS WHEREOF, Patio Bahia and Manufacturer have entered into and executed this Agreement as of the date first referenced above.

PATIO BAHIA, INC.

By: /s/ Jeannot McCarthy
Jeannot McCarthy, President

MARCENERIA ARACAIP

By: /s/ Josue Moraes
Josue Moraes, President